UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas  75201
(Address of principal executive offices)   (zip code)

(214) 462-6831
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
As previously reported in a Form 8-K filed by Comerica Incorporated (the "Company") on April 8, 2014 (the "Prior 8-K"), on April 3, 2014, the Company entered into a restrictive covenants and general release agreement (the “Agreement”) with J. Michael Fulton, Executive Vice President of the Company, in connection with his anticipated retirement on April 30, 2014. A description of that Agreement is contained in the Prior 8-K, and a copy of the Agreement was filed therewith. Among other things, the Agreement provided that the Company would recommend to the Governance, Compensation and Nominating Committee of the Board of Directors (the "Committee") that it accelerate the vesting of Mr. Fulton’s shares of restricted stock that are not vested as of his retirement date, subject to his execution and non-revocation of the Agreement. On April 21, 2014, subject to the non-revocation of the Agreement, the Committee approved the accelerated vesting of Mr. Fulton’s restricted Comerica Incorporated stock as of his retirement date.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its 2014 Annual Meeting of Shareholders on April 22, 2014.  Matters voted upon by shareholders at that meeting were:

(i)	the election of nine directors;
(ii)	the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2014; and
(iii)	the approval of a non-binding, advisory proposal approving executive compensation.

The final number of votes cast for, against or withheld (if applicable), as well as the number of abstentions and broker non-votes, with respect to each matter is set forth below.

Proposal 1

The director nominees listed below each received a majority of the votes cast that were present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, and such individuals were each elected to serve as a director with a one-year term expiring in 2014.  The results were as follows:

Director Nominees	For	Against	Abstained	Broker Non-Vote
Ralph W. Babb, Jr.	141,578,305	1,536,489	1,805,486	15,688,145
Roger A. Cregg	144,484,334	262,341	173,605	15,688,145
T. Kevin DeNicola	144,433,620	314,702	171,958	15,688,145
Jacqueline P. Kane	144,438,587	318,007	163,686	15,688,145
Richard G. Lindner	142,792,430	1,953,869	173,981	15,688,145
Alfred A. Piergallini	143,823,442	923,663	173,175	15,688,145
Robert S. Taubman	141,412,104	3,334,274	173,902	15,688,145
Reginald M. Turner, Jr.	144,377,525	361,280	181,475	15,688,145
Nina G. Vaca	144,404,374	339,922	175,984	15,688,145

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2014 was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
158,607,058	1,842,912	158,455	—

Proposal 3

The nonbinding, advisory proposal approving executive compensation was approved.  The results were as follows:

For	Against	Abstained	Broker Non-Vote
127,329,582	17,002,070	588,378	15,688,395

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ Jon W. Bilstrom
	Name:	Jon W. Bilstrom
	Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary

Date: April 24, 2014